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                                                                   Exhibit 10.12

                          SUBSCRIPTION AGENT AGREEMENT

         This Subscription Agent Agreement (the "Agreement") is made as of January 30, 1996 between First Commercial Bancorp, Inc., a Delaware corporation (the "Company"), and The First National Bank of Boston, as subscription agent (the "Agent"). All terms not defined herein shall have the meaning given in the prospectus (the "Prospectus") included in the Registration Statement on Form S-1 (File No. 33-92928) filed by the Company with the Securities and Exchange Commission ("SEC") on May 31, 1995, as amended by the filing of Pre-Effective Amendment No. 1 thereto with the SEC on January __, 1996 and by any subsequent pre- or post-effective amendment (the "Registration Statement").

         WHEREAS, the Company proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Company (the "Subscription Rights Certificates") to stockholders of record of its Common Stock, par value $0.01 per share ("Common Stock"), as of October 6, 1995, or such other record date specified by the Company (the "Rights Record Date"), pursuant to which each stockholder will have certain rights (the "Stockholder Rights") to subscribe for shares of Common Stock, as described in and upon such terms as are set forth in the Prospectus, a final copy of which has been or, upon availability will promptly be, delivered to the Agent;

         WHEREAS, the Company proposes to make an exchange offer by issuing certificates or other evidences of exchange rights (the "Dividend Rights"), in the form designated by the Company (the "Exchange Offer Certificates") to stockholders of record of the Common Stock as of June 15, 1992 and September 14, 1992 (the "Dividend-Eligible Stockholders"), pursuant to which the Dividend-Eligible Stockholders will have the ability to exchange the accrued dividend and interest amount of the 1992 Dividends for shares of Common Stock, as described in and upon such terms and conditions set forth in the Prospectus;

         WHEREAS, in conjunction with the Company's offering of Common Stock pursuant to Stockholder Rights (the "Rights Offering") and Dividend Rights (the "Exchange Offering"), the Company may conduct a public offering (the "Public Offering") of shares of Common Stock not subscribed for in the Rights Offering (such offerings collectively being referred to herein as the "Offering");

         WHEREAS, upon the conclusion of the Offering, First Banks will act as Standby Purchaser and as such purchase, at the Subscription Price, such number of shares of Common Stock as will be necessary to raise the Bank's Tier I capital ratio to 7.0%; and

         WHEREAS, the Company wishes the Agent to perform certain acts on behalf of the Company, and the Agent is willing to so act, in connection with the Rights Offering, Exchange Offering, Public Offering and any sale of shares to First Banks as Standby Purchaser, including the

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distribution of subscription rights and the issuance of shares of Common Stock upon the exercise thereof, all upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. APPOINTMENT. The Company hereby appoints the Agent to act as subscription agent in connection with (a) the preparation and distribution of Subscription Rights Certificates and Exchange Offer Certificates, (b) the exercise of Stockholder Rights and Dividend Rights, (c) the acceptance of subscriptions in the Public Offering, (d) the issuance of shares to First Banks upon any purchase as Standby Purchaser, and (e) the issuance of shares of Common Stock (the "Underlying Shares") in accordance with the terms set forth in the Prospectus and this Agreement and the Agent hereby accepts such appointment.

2. FORM AND CONTENT OF SUBSCRIPTION CERTIFICATES. Each Subscription Rights Certificate shall be irrevocable and non-transferable. The Agent, in its capacity as Transfer Agent of the Company, shall maintain a register of Subscription Rights Certificates and the holders of record thereof (the "Rights Holders"). Each Subscription Rights Certificate shall, subject to the provisions thereof and of the Prospectus, entitle the Rights Holder in whose name it is recorded to the following:

                  (1) The right to acquire during the subscription period, as set forth in the Prospectus, at the Subscription Price, as defined in the Prospectus, a number of shares of Common Stock equal to 10.695 shares of Common Stock for each share of Common Stock held of record as of the Rights Record Date (the "Basic Subscription Privilege");

                  (2) The right to subscribe for additional shares of Common Stock, subject to availability and to the restrictions and limitations set forth in the Prospectus, up to the greater of (a) 1,000,000 shares or (b) an additional 10.695 shares for each share held on the Rights Record Date, as specified in the Prospectus; provided, however, that such Rights Holder has exercised in full the Basic Subscription Privilege to which he, she or it is entitled (the "Oversubscription Privilege"); and

                  (3) Notwithstanding the foregoing, no fractional shares shall be issued on the exercise of Stockholder Rights. Rather, the number of shares receivable upon exercise of the Basic Subscription Privilege or the Oversubscription Privilege will be rounded up to the next whole number of shares. Any excess portion of the Subscription Price submitted by Rights Holders will be returned and/or put toward the purchase of Underlying Shares, as set forth in the Prospectus.

3. FORM AND CONTENT OF EXCHANGE OFFER CERTIFICATES. The Agent, in its capacity as the Company's Transfer Agent, shall maintain a register of Exchange Offer Certificates and the holders of record thereof (the "Dividend-Eligible Stockholders"). Each Exchange Offer Certificate shall, subject to the provisions thereof and of the Prospectus, entitle the Dividend-Eligible Stockholders to the following:

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                  (1) The right to exchange each $0.10 of dividend and accrued interest amount of the 1992 Dividends for one share of Common Stock;

                  (2) The right to transfer or sell Dividend Rights by proper endorsement of the Exchange Offer Certificate and presentation thereof to the Agent for transfer, as set forth in the Prospectus; and

                  (3) Notwithstanding the foregoing, no fractional shares shall be issued in connection with the exercise of Dividend Rights. Rather, the number of Underlying Shares issuable on exercise of Dividend Rights will be rounded up to the next whole number, as set forth in the Prospectus.

4. NOTICE OF CONDUCT OF PUBLIC OFFERING; FORM AND CONTENT OF GENERAL SUBSCRIPTION APPLICATION AND AGREEMENT.

         (a) The Company shall notify the Agent of the commencement date of the Public Offering promptly upon a decision by the Board of Directors of the Company to conduct such Public Offering.

         (b) In the event the Company conducts the Public Offering, the Company shall solicit subscriptions through a General Subscription Application and Agreement (the "General Subscription Application"), which shall be submitted by the subscribers to the Agent together with payment in full of the Subscription Price. At 9:00 a.m. of each business day following the commencement of the Public Offering, the Agent shall convey to the Company by facsimile transmission copies of each of the General Subscription Applications received by it during the previous business day. The Company shall promptly inform the Agent whether the Company shall accept or reject such General Subscription Application, which acceptance or rejection shall thereupon be communicated by the Agent to the subscriber. If a subscription is rejected or reduced by the Company in accordance with the terms of the Prospectus, the Agent shall return to the subscriber the funds submitted in respect of such rejected or excess subscription, without interest thereon.

         (c) Notwithstanding the foregoing, no fractional shares shall be issued pursuant to General Subscription Applications.

5. PREPARATION AND ISSUANCE OF SUBSCRIPTION RIGHTS CERTIFICATES AND EXCHANGE OFFER CERTIFICATES.

         (a) Upon the written advice of the Company, signed by any of its duly authorized officers, the Agent shall, from a list of the stockholders of the Company as of the Rights Record Date and the Dividend Rights Record Dates to be prepared by the Agent in its capacity as Transfer Agent of the Company, prepare and record Subscription Rights Certificates and Exchange Offer Certificates in the names of the Rights Holders and Dividend-Eligible Stockholders, respectively, setting forth the number of Underlying Shares such Rights Holder or Dividend-Eligible Stockholder is entitled to subscribe for in the Offering, in accordance with the Prospectus and Sections 2 and 3

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hereof. Each Subscription Rights Certificate shall be dated as of the date of the Prospectus and shall be executed manually or by facsimile signature of a duly authorized officer of the Agent and two of the duly authorized officers of the Company (as determined in accordance with the Company's Bylaws). Each Exchange Offer Certificate shall be dated as of the date of the Prospectus, and shall be executed manually or by facsimile signature of a duly authorized officer of the Agent and two of the duly authorized officers of the Company. No Subscription Rights Certificate or Exchange Offer Certificate shall be valid for any purpose unless so executed. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall promptly countersign and deliver the Subscription Rights Certificates and Exchange Offer Certificates, together with a copy of the Prospectus, instruction letter and any other document as the Company deems necessary or appropriate, to all Rights Holders and Dividend-Eligible Stockholders with record addresses in the United States (including its territories and possessions and the District of Columbia). Delivery shall be by first class mail (without registration or insurance), except for those holders having a registered address outside the United States (who will only receive copies of the Prospectus, instruction letter and other documents as the Company deems necessary or appropriate, if any), delivery shall be by air mail (without registration or insurance) and by first class mail (without registration or insurance) to those holders having APO or FPO addresses.

         (b) The Agent will mail a copy of the Prospectus, instruction letter and other documents as the Company deems necessary or appropriate, if any, but not Subscription Rights Certificates or Exchange Offer Certificates to holders whose record addresses are outside the United States (including its territories and possessions and the District of Columbia) ("Foreign Record Holders"). The Stockholder Rights and Dividend Rights to which such Subscription Rights Certificates and Exchange Offer Certificates respectively relate will be held by the Agent for such Foreign Record Holders' accounts until instructions are received to exercise the Stockholder Rights or exercise or transfer the Dividend Rights, as applicable.

6. EXERCISE OF STOCKHOLDER RIGHTS AND DIVIDEND EXCHANGE RIGHTS.

         (a) Rights Holders may acquire shares of Common Stock pursuant to the Basic and Oversubscription Privileges by delivery to the Agent as specified in the Prospectus of (i) the Subscription Rights Certificate with respect thereto, duly executed by such Rights Holder in accordance with and as provided by the terms and conditions of the Subscription Rights Certificate, together with the full purchase price for each Underlying Share subscribed for, in U.S. dollars by money order, check or bank draft drawn on a bank in the United States, in each case payable to the order of the Agent or by wire transfer to the Agent for further credit to the Company.

         (b) Stockholder Rights may be exercised at any time after the date of issuance of the Subscription Rights Certificates with respect thereto but no later than 5:00 p.m. California time on such date as is designated in the Registration Statement as the Rights Expiration Date. For the purpose of determining the time of the exercise of any Stockholder Rights, delivery of any material by the Rights Holder to the Agent shall be deemed to occur when such materials are received at the Shareholder Services Division of the Agent specified in the Prospectus.

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         (c) Dividend-Eligible Stockholders may exercise their Dividend Rights by delivery to the Agent as specified in the Prospectus of duly completed and executed Exchange Offer Certificates. Dividend Rights may be exercised at any time after the date of issuance of the Exchange Offer Certificates but no later than 5:00 p.m. California time on such date as the Company shall designate to the Agent in writing (the "Dividend Rights Expiration Date"). For the purpose of determining the time of the exercise of any Stockholder Rights, delivery of any material by the Dividend-Eligible Stockholder to the Agent shall be deemed to occur when such materials are received at the Shareholder Services Division of the Agent specified in the Prospectus.

         (d) Notwithstanding the provisions of Sections 4(a), 4(b) and 4(c) hereof regarding delivery of an executed Subscription Rights Certificate and/or Exchange Offer Certificate to the Agent prior to 5:00 p.m. California time on the applicable expiration date, if prior to such time the Agent receives a Notice of Guaranteed Delivery by facsimile (telecopy) or otherwise from an "Eligible Institution," as defined in the Prospectus, guaranteeing delivery of completed certificates and payment of the full Subscription Price, as applicable, in the times and on the terms set forth in the Prospectus, then such exercise of the Basic Subscription Privilege and Oversubscription Privilege and right to participate in the Exchange Offer shall be regarded as timely, subject, however, to receipt thereof by the Agent within the periods specified in the Prospectus.

         (e) Certificates representing the Underlying Shares, as well as any refunds of the Subscription Price, shall be mailed by the Agent to the subscribers as soon as practicable upon the terms and conditions of the Prospectus.

7. VALIDITY OF SUBSCRIPTIONS. Irregular subscriptions not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions. Such instructions will be documented by the Agent indicating the instructing officer and the date thereof. Pursuant to the Prospectus, the Company reserves the right to waive or allow to be cured any defect or irregularity in any subscription, in the Company's sole discretion, and (notwithstanding anything herein to the contrary) to determine any question with respect to the timeliness, validity, form and eligibility of any subscription.

8. OVERSUBSCRIPTION. If, after the exercise of the Basic Subscription Privilege there remain unexercised Stockholder Rights, then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Excess Shares") to subscriptions pursuant to the Oversubscription Privilege. Shares subscribed for pursuant to the Oversubscription Privilege will be allocated in accordance with the terms, limitations and restrictions set forth in the Prospectus. If the number of shares for which the Oversubscription Privilege has been exercised is greater than the Excess Shares, the Agent shall allocate the Excess Shares pro rata to the Rights Holders exercising the Oversubscription Privilege based on the number of Underlying Shares subscribed for pursuant to the Basic Subscription Privilege, so that the number of shares issued to Rights Holders who subscribe pursuant to the Oversubscription Privilege will generally be in proportion to the number of shares of Common Stock owned by them on the Rights Record Date. The number of Excess Shares each over-subscribing Rights Holder may acquire will be rounded up to result in delivery of whole shares

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of Common Stock. The Agent shall advise the Company immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

9. PARTICIPATION BY STANDBY PURCHASER. At the later of the Rights Offering Expiration Date or the Public Offering Expiration Date, upon receipt from the Agent of the Final Reports required by Section 11 hereof, the Company will advise the Agent whether First Banks, Inc. ("First Banks") will be required to act as Standby Purchaser in the Offering. In the event that First Banks is required so to act, the Company will inform the Agent of the amount of First Banks' subscription. The Agent will receive and distribute to the Company First Banks' subscription in accordance with the terms of this Agreement.

10. HOLDING PROCEEDS OF OFFERING IN SUBSCRIPTION ACCOUNT.

         (a) All proceeds received by the Agent from Shareholders in respect of the exercise of Stockholder Rights and received in the Public Offering or from First Banks acting as Standby Purchaser shall be held by the Agent, on behalf of the Company, in a segregated interest-bearing account (the "Subscription Account") at State Street Bank and Trust Company (the "Escrow Agent"). Pending disbursement in the manner described in Section 8(b) below, funds held in the Subscription Account shall be invested by the Escrow Agent in accordance with the terms of the Prospectus, in short-term certificates of deposit, short-term obligations of the United States or any agency thereof or money market mutual funds investing in the foregoing instruments.

         (b) The Escrow Agent shall deliver to the Company all proceeds received in respect of stockholder rights subscriptions in the Offering, as well as from the sale of shares in the Public Offering or the sale of shares to First Banks, (including any interest earned thereon) in accordance with the terms of an Escrow Agreement to be entered into between the Company and the Escrow Agent. The Escrow Agent shall deliver to the Agent for return to subscribers any funds in respect of reduced, prorated, rejected or excess subscriptions, or otherwise, in accordance with the Registration Statement. Delivery shall be made by wire transfer to the Company's account at First Commercial Bank.

11. REPORTS.

         (a) Daily, during the period commencing with distribution by the Agent of the Subscription Rights Certificates and Exchange Offer Certificates until termination of the subscription period, the Agent will report by telephone or telecopier (by 4:00 p.m. California time), confirmed by letter, to an officer of the Company, data regarding Stockholder Rights and Dividend Rights exercised, the total number of shares of Common Stock subscribed for, and payments received therefor, bringing forward the figures from the previous day's report in each case so as to show the cumulative totals and any such other information as may be mutually determined by the Company and the Agent.

         (b) On each of the Rights Expiration Date, Dividend Rights Expiration Date and Public Offering Expiration Date, the Agent will report by telephone or telecopier (by 5:00 p.m. California

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time), confirmed by overnight letter, to an officer of the Company, a final report (the "Final Reports") with respect to the total number of shares subscribed for and the total payments received therefor from each respective Offering.

12. LOSS OR MUTILATION. If any Subscription Rights Certificate or Exchange Offer Certificate is lost, stolen, mutilated or destroyed, the Agent may, on such terms which will indemnify and protect the Company and the Agent as the Agent may in its discretion impose (which shall, in the case of a mutilated Subscription Rights Certificate or Exchange Offer Certificate, include the surrender and cancellation thereof), issue a new certificate of like denomination in substitution for the certificate so lost, stolen, mutilated or destroyed.

13. COMPENSATION FOR SERVICES. The Company agrees to pay to the Agent compensation for its services as such in accordance with its Fee Schedule to act as Agent, dated January 30, 1996 and set forth hereto as Exhibit A. The Company further agrees that it will reimburse the Agent for its reasonable out-of-pocket expenses incurred in the performance of its duties as such.

14. INSTRUCTIONS AND INDEMNIFICATION. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

         (a) The Agent shall be entitled to rely upon any written instructions or directions furnished to it by an appropriate officer of the Company, whether in conformity with the provisions of this Agreement or constituting a modification hereof or a supplement hereto. Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an officer of the Company which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent's control.

         (b) The Company will indemnify the Agent and its nominees against, and hold it harmless from, all liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to the Agent relating to this Agreement by an appropriate officer of the Company, except for any liability or expense which shall arise out of the negligence, bad faith or willful misconduct of the Agent or such nominees.

15. ASSIGNMENT, DELEGATION.

         (a) Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

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16. GOVERNING LAW. The validity, interpretation and performance of this
Agreement shall be governed by the law of the State of California.

17. SEVERABILITY. The parties hereto agree that if any of the provisions contained in this Agreement shall be determined invalid, unlawful or unenforceable to any extent, such provision(s) shall be deemed modified to the extent necessary to render such provision(s) enforceable. The parties hereto further agree that this Agreement shall be deemed severable, and the invalidity, unlawfulness or unenforceability of any term or provision hereof shall not affect the validity, legality or enforceability of this Agreement or of any term or provision hereof.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

19. CAPTIONS. The captions and descriptive headings herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

20. FACSIMILE SIGNATURES. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effect the purposes of this Agreement.

22. ADDITIONAL PROVISIONS. Except as specifically modified by this Agreement, the Agent's rights and responsibilities set forth in the Agreement for Stock Transfer Services between the Company and the Agent are hereby ratified and confirmed and continue in effect.

THE FIRST NATIONAL BANK                              FIRST COMMERCIAL BANCORP,
OF BOSTON                                            INC.



/s/ Paul L. Eori                                     /s/ Donald W. Williams
----------------                                     ----------------------
SIGNATURE                                            SIGNATURE

Senior Account Manager                               President
TITLE                                                TITLE


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BANK OF BOSTON                                                         Exhibit A

Shareholder Services


January 30, 1996


Ms. Audrey Ivanetic
Lillick & Charles
Two Embarcadero Center
San Francisco, CA  94111-3996

Dear Audrey:

First Commercial Bancorp, Inc. will be charged the following fees respective to the Rights Offering:

            $15,000.00         Project Management/Administration fee

                 10.50         for 1 - 1,000 Subscription Certificates received and processed, per subscription certificate

                  8.00         for 1,001 - 3,000 Subscription Certificates received and processed, per subscription certificate

                  5.00         for 3,000+ Subscription Certificates received and processed, per subscription certificate

                 10.00         Per Defective Subscription Certificate

              3,000.00         Per Offer Extension (there are two Offerings)

              1,000.00         New York Window Fee Upon Expiration

All out-of-pocket expenses such as postage, insurance, stationery, facsimile charges, cost of disposal of excess material, etc. will be billed as incurred.

Let me know if you have any questions.

Sincerely,


/s/ Karen Vann
--------------
Karen Vann
Account Manager
415-853-0145


THE FIRST NATIONAL BANK OF BOSTON, 435 Tasso Street, Suite 250, Palo Alto, CA 94301